UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 11, 2016

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

DUPONT FABROS TECHNOLOGY, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (DuPont Fabros Technology, Inc.) Maryland (DuPont Fabros Technology, L.P.)	001-33748 333-165465-17	20 – 8718331 26-0559473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 17, 2016, DuPont Fabros Technology, Inc. (the “Company”), as the sole general partner of DuPont Fabros Technology, L.P., the Company’s majority-owned operating partnership (the “Partnership”), executed Amendment No. 5 to the Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P. (the “Amendment”). The Amendment designated and authorized the issuance of up to 8,050,000 of the Partnership’s 6.625% Series C Preferred Partnership Units, with a liquidation preference of $25.00 per Series C Preferred Partnership Unit (the “Series C Preferred Units”), to the Company. The Series C Preferred Units have economic terms that are substantially similar to the Company’s 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock (liquidation preference $25.00 per share, par value $0.001 per shares) (the “Series C Preferred Stock”). As disclosed on the Company’s Current Report on Form 8-K filed on May 11, 2016, the Company consummated an offering of 8,050,000 shares of Series C Preferred Stock (including 1,050,000 shares to cover the underwriters’ exercise in full of the option to purchase additional shares) on May 17, 2016 in an underwritten public offering (the “Series C Preferred Stock Offering”).

The Series C Preferred Units will rank, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the Partnership, senior to the common units of limited partnership interest of the Company, on parity with the Partnership’s 7.875% Series A Preferred Partnership Units and 7.625% Series B Preferred Partnership Units and any other partnership units of the Partnership the terms of which place them on parity with the Series C Preferred Units, and junior to all partnership units of the Partnership the terms of which specifically provide that such partnership units rank senior to the Series C Preferred Units.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities

In connection with the anticipated closing of the Series C Preferred Stock Offering on May 17, 2016, the Company contributed the net offering proceeds to the Partnership in exchange for 8,050,000 Series C Preferred Units. The Series C Preferred Units have economic terms that are substantially similar to the Company’s Series C Preferred Stock. If shares of Series C Preferred Stock are converted into shares of common stock of the Company, the Partnership will convert an equal number of Series C Preferred Units into units of common partnership interest in the Partnership, and if shares of Series C Preferred Stock are converted into consideration other than shares of common stock of the Company, the Partnership will retire an equal number of Series C Preferred Units. The terms of conversion of the Series C Preferred Stock are described below under Item 5.03. The issuance of the Series C Preferred Units by the Partnership to the Company is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 11, 2016, The Company filed Articles Supplementary classifying 8,050,000 shares of the Company’s authorized preferred stock as Series C Preferred Stock with the Maryland State Department of Assessments and Taxation (the “Articles Supplementary”). The Articles Supplementary became effective on May 17, 2016. A description of the material terms of the Series C Preferred Stock, as contained within the Articles Supplementary, is set forth below:

Issuer:	DuPont Fabros Technology, Inc.

Security:	6.625% Series C Cumulative Redeemable Perpetual Preferred Stock

Number of Series C Preferred Shares Classified:	8,050,000

Maturity:	Perpetual

Liquidation Preference:	$25 per share plus accrued and unpaid dividends

Dividend:	6.625% per annum (or $1.65625 per share), accruing from May 17, 2016

Dividend Payment Dates:	February 15, May 15, August 15 and November 15 beginning August 15, 2016

Optional Redemption:	On and after May 15, 2021, redeemable in whole or in part at the option of the Issuer at a redemption price equal to $25 per share plus any accrued and unpaid dividends

Special Optional Redemption:	Upon the occurrence of a Change of Control (as defined below), the Issuer will have the option to redeem the Series C Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Change of Control has occurred for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. If, prior to the Change of Control Conversion Date, the Issuer exercises its any of its redemption rights relating to the Series C Preferred Stock (whether its optional redemption right or its special redemption right), holders of the Series C Preferred Stock will not have the Change of Control Conversion Right (as defined below). If the Issuer provides holders of the Series C Preferred Stock with a notice of their right to exercise the Change of Control Conversion Right, the Issuer may no longer exercise its special optional redemption right until the time period during which holders of Series C Preferred Stock may exercise their Change of Control Conversion Right has expired.

Conversion Rights:	Upon the occurrence of a Change of Control, each holder of the Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Issuer has provided or provides notice of its election to redeem the Series C Preferred Stock) to convert some or all of their Series C Preferred Stock into a number of shares of the Issuer’s common stock, par value $0.001 per share (the “Change of Control Conversion Right”), equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid dividends, whether or not declared, to, but not including, the Change of Control Conversion Date (as defined below), (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case the amount pursuant to this clause (i)(y) shall equal $0.00 in respect of such dividend) by (ii) the Common Stock Price (as defined below), and (B) 1.1723 (the Share Cap), subject to certain adjustments and provisions for the receipt of alternative consideration of equivalent value.

If, prior to the Change of Control Conversion Date, the Issuer has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, the holders of the Series C Preferred Stock will not have any Change of Control Conversion Right and any shares of Series C Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” shall be deemed to have occurred at such time after the original issuance of the Series C Preferred Stock when the following has occurred:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Issuer entitling that person to exercise more than 50% of the total voting power of all shares of the Issuer entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in clause (i) above, neither the Issuer nor the acquiring or surviving entity has a class of common securities listed on the New York Stock Exchange, or the NYSE, the NYSE MKT LLC, or NYSE MKT, or the NASDAQ Stock Market, or NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE MKT or NASDAQ.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by holders of the Issuer’s common stock is solely cash, the amount of cash consideration per share of common stock, (ii) if the consideration to be received in the Change of Control by holders of the Issuer’s common stock is other than solely cash, the average of the closing price per share of the Issuer’s common stock on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, and (iii) if there is not a readily determinable closing price for the Issuer’s common stock, the fair market value of the alternative form consideration received in the Change of Control per share of common stock as determined by the Issuer’s Board of Directors or a committee thereof.

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series C Preferred Stock.

A copy of the Articles Supplementary is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 3.1.

* * *

This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of the Company and the Partnership to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to the Company only, the Partnership only or both the Company and the Partnership, as applicable.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary designating DuPont Fabros Technology, Inc.’s 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share

10.1	Amendment No. 5 to Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

May 17, 2016	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

DUPONT FABROS TECHNOLOGY, L.P.
By: DuPont Fabros Technology, Inc., its sole general partner

May 17, 2016	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles Supplementary designating DuPont Fabros Technology, Inc.’s 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share

10.1	Amendment No. 5 to Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P.